Exhibit 8.1

Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606 United States of America T: +1 312 782 0600 F: +1 312 701 7711 mayerbrown.com

November 14, 2024

CarMax Auto Funding LLC

12800 Tuckahoe Creek Parkway

Suite 400

Richmond, VA 23238-1115

Re:	CarMax Auto Funding LLC

Registration Statement on Form SF-3

Registration No. 333-

Ladies and Gentlemen:

We have acted as special federal tax counsel to CarMax Auto Funding LLC, a Delaware limited liability company (the “Company”), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) in connection with the registration by the Company of Asset-backed Notes (the “Notes”). As described in the Registration Statement, the Notes will be issued from time to time in series, with each series being issued by a statutory trust (each, a “Trust”), to be formed by the Company pursuant to a trust agreement between the Company and a trustee. For each series, the Notes will be issued pursuant to an indenture between the related Trust and a financial institution acting as indenture trustee. Capitalized terms used herein without definition have the respective meanings assigned to such terms in the Registration Statement.

In that regard, we generally are familiar with the proceedings taken or required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and have examined and relied upon copies of such statutes, documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement,

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including Mayer Brown LLP

(Illinois, USA), Mayer Brown International LLP (England & Wales), Mayer Brown (a Hong Kong partnership) and Tauil & Chequer Advogados

(a Brazilian law partnership).

Mayer Brown LLP

CarMax Auto Funding LLC

the form of Underwriting Agreement, the form of Indenture (including the form of Notes included as an exhibit thereto), the form of Trust Agreement, the form of Receivables Purchase Agreement, the form of Sale and Servicing Agreement, the form of Administration Agreement and the form of Asset Representations Review Agreement (collectively, the “Operative Documents”).

The opinion set forth herein is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein. The statutory provisions, regulations and interpretations on which our opinions are based are subject to change, which changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion may not be taken by the IRS.

Based on the foregoing and assuming that the Operative Documents with respect to each series are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, to the extent that the statements constitute matters of U.S. federal income tax law or legal conclusions with respect thereto relating to United States federal income tax matters set forth in the Prospectus forming part of the Registration Statement (to the extent they relate to U.S. federal income tax consequences) under the headings “Summary of the Notes and the Transaction Structure—Tax Status” and “Material Federal Income Tax Consequences”, and to the extent such statements expressly state our opinions or state that our opinion has been or will be provided as to the Notes, we hereby confirm and adopt the opinions set forth therein (subject to the qualifications, assumptions, limitations and exceptions set forth therein).

We know that we are referred to under the captions referred to above included in the Registration Statement, and we hereby consent to the use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 8.1 thereto, without admitting that we are “experts” within the meaning of the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Sincerely,

/s/ Mayer Brown LLP

Mayer Brown LLP